UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2005

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Definitive Material Agreement.

(a)          Executive Compensation.

          On May 11, 2005, the Board of Directors of Spartan Stores, Inc. (the "Company") reviewed and approved the performance criteria and structure upon which bonuses may be awarded for the fiscal year ending March 25, 2006 ("fiscal 2006"). The bonuses are conditioned upon the achievement by the Company of specified consolidated net earnings for fiscal 2006.

          For each participant, a target bonus goal (the "target bonus"), expressed as a percentage of the participant's base salary, was established by the Board of Directors to be paid to the participant if specified levels of consolidated net earnings were achieved. Depending on the actual performance attained for fiscal 2006, participants may receive bonuses, if any, from 50% to 160% of the target bonus. The Company must meet its threshold consolidated net earnings level for any target bonuses to be paid out. Target bonuses will be calculated according to the following matrix:

	Percentage of Targeted Consolidated Net Earnings Achieved for Fiscal 2006	Percent of Target Bonus Paid
Threshold	90%	50%
	95%	75%
Target	100%	100%
	110%	130%
Maximum	120%	160%

          Any target bonus paid to the Chief Executive Officer is expected to be paid under an Annual Executive Incentive Plan of 2005. The Annual Executive Incentive Plan of 2005 has been approved by the Company's Board of Directors, subject to shareholder approval. It provides, among other things, for the payment to selected officers bonuses intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  If the Annual Executive Incentive Plan of 2005 is not approved by the shareholders, no target bonus will be paid under the plan. Any target bonuses paid to the other executive officers are expected to be paid under the Company's existing Annual Incentive Plan. If the Annual Executive Incentive Plan of 2005 is not approved by shareholders, any target bonus of the Chief Executive Officer would likely be paid under the Company's existing Annual Incentive Plan.

          The Company has previously entered into Employment Agreements with the Chief Executive Officer and the four other executive officers that are described in the Company's annual proxy statement (the "Named Executives"). On May 11, 2005, as contemplated by the employment agreements, the Board of Directors of the Company approved the following annual base salaries for the Chief Executive Officer and the Named Executives for fiscal 2006 which will be effective on July 1, 2005:

Craig C. Sturken	$618,000
David M. Staples	324,450
Dennis Eidson	324,450
Theodore C. Adornato	236,900
Mark C. Eriks	231,750

(b)          Restricted Stock Awards and Stock Option Grants to Officers.

          On May 11, 2005, the Board of Directors of the Company approved stock option grants and restricted stock awards to certain key employees under the Company's 2001 Stock Incentive Plan, including the following grants and awards to the Chief Executive Officer and the Named Executives:

	Number of Restricted Shares Granted	Number of Options Granted
Craig C. Sturken	56,250	18,750
David M. Staples	18,750	6,250
Dennis Eidson	18,750	6,250
Theodore C. Adornato	13,125	4,375
Mark C. Eriks	13,125	4,375

          The 2001 Stock Incentive Plan permits the Company to grant options to participants pursuant to Stock Option Agreements and permits the Company to award restricted stock to participants pursuant to Restricted Stock Agreements, subject to the terms and conditions of the 2001 Stock Incentive Plan. A form of Stock Option Grant and a form of Restricted Stock Award for Named Executives are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 1.01(b).

(c)          Restricted Stock Awards to Outside Directors.

          On May 11, 2005, the Board of Directors of the Company approved the award of 1,739 shares of restricted stock to each outside director under the Company's 2001 Stock Incentive Plan, which award is part of the Company's annual compensation program for directors. A form of Restricted Stock Award for outside directors is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 1.01(c).

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Form of Stock Option Grant to Officers.

10.2	Form of Restricted Stock Award to Officers.

10.3	Form of Restricted Stock Award to Outside Directors.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2005	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Form of Stock Option Grant to Officers.

10.2	Form of Restricted Stock Award to Officers.

10.3	Form of Restricted Stock Award to Outside Directors.